Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
CERTIFICATE OF INCORPORATION OF Home School, Inc.	Delivered 11:14 AM 10/17/2005
FILED 11:10 AM 10/17/2005
SRV 050843951 - 4044852 FILE

FIRST:	The name of the corporation is: Home School, Inc.

SECOND:	The address of the registered office of the corporation in the State of Delaware is located at:
108 West: 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is:
Business Filings International, Inc.

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:	The total number of shares of stock which the corporation is authorized to issue is 1500 shares of common stock having no par value.

FIFTH:	No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH:	The name and address of the incorporator is Business Filings Incorporated, 8025 Excelsior Dr., Suite 200. Madison, Wl 53717.

SEVENTH:	The names and addresses of the directors of the corporation arc:

Thomas Morrow, 612 N. Chestnut Ave., Arlington Heights, Illinois 60004
David Nicholson, 258 N. Brookdale Ln., Palatine, Illinois 60067

I. the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

/s/ Mark Schiff
Business Filings Incorporated, Incorporator	Dated: October 17, 2005
Mark Schiff, AVP

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 03/18/2008
FILED 11:00 AM 03/18/2008
SRV 080329239 - 4044852 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and fay virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Home School, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “fourth” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the Corporation is authorized to issue is 500,000,000 shares of common stock having a par value of $0.001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of March 2008.

By:	/s/ Thomas A. Morrow
Authorized Officer
Title:	Chairman & CEO
Name:	Thomas A. Morrow
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